Exhibit 99.2

Tonix Pharmaceuticals Prices $5.2 Million Underwritten Public Offering

NEW YORK – Oct. 26, 2016 – Tonix Pharmaceuticals Holding Corp. (NASDAQ: TNXP) (Tonix), today announced the pricing of an underwritten public offering of 9,500,000 units, consisting of 9,500,000 shares of common, and warrants to purchase an aggregate of 4,750,000 shares of common stock, at an offering price of $0.55 per unit. The warrants have an exercise price of $0.63 per share and are exercisable for a period of five years. Tonix has also granted to the underwriters a 45-day option to acquire an additional 1,425,000 shares of common stock, and warrants to purchase up to an aggregate of 712,500 shares of common stock to cover over-allotments in connection with the offering.

The gross proceeds to Tonix from this offering are approximately $5.2 million before deducting the underwriting discount and estimated offering expenses payable by the company, assuming no exercise of the overallotment option. The offering is expected to close on or about October 31, 2016, subject to customary closing conditions.

Dawson James Securities, Inc. is acting as the sole book-running manager for the offering. Tonix expects to use the net proceeds of the offering to support the continued development of TNX-102 SL (cyclobenzaprine HCl sublingual tablets) for the treatment of posttraumatic stress disorder (PTSD), including completion of the first interim analysis in the phase 3 study in military-related PTSD, to further develop other pipeline programs, for working capital and other general corporate purposes, and possibly acquisitions of other companies, products or technologies, though no such acquisitions are currently contemplated.

The securities described above are being offered by Tonix pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”). A final prospectus supplement relating to the offering will be filed with the SEC and, once filed, will be available on the SEC's website at http://www.sec.gov. Copies of the preliminary prospectus supplement and accompanying base prospectus relating to the offering may be obtained from Dawson James Securities, Inc., Attention: Prospectus Department, 1 North Federal Highway, 5th Floor, Boca Raton, FL 33432, mmaclaren@dawsonjames.com or toll free at (866) 928-0928.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Tonix Pharmaceuticals Holding Corp.

Tonix is developing next-generation medicines for common disorders of the central nervous system, with its lead program focusing on posttraumatic stress disorder. This disorder is characterized by chronic disability, inadequate treatment options, high utilization of healthcare services, and significant economic burden. This press release and further information about Tonix can be found atwww.tonixpharma.com.

Safe Harbor / Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. Forward-looking statements include Tonix’s ability to conduct and complete a public offering of its securities (including the anticipated size and closing date of the offering). These forward-looking statements are based on Tonix's current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. Tonix does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in the Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2016, and future periodic reports filed with the SEC on or after the date hereof. All of Tonix's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date hereof.

Contacts:

Jessica Smiley

Investor Relations

investor.relations@tonixpharma.com

(212) 980-9155 x185

Edison Advisors (investors)

Tirth Patel

tpatel@edisongroup.com

(646) 653-7035

MSLGROUP Boston (media)

Sherry Feldberg

tonix@mslgroup.com

(781) 684-0770

Source: Tonix Pharmaceuticals Holding Corp.